EXHIBIT 99.5

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

(Dollars in thousands, except per share data)

The following unaudited pro forma combined balance sheet as of September 30, 2017 and income statements for September 30, 2017 and December 31, 2016 illustrate the effect of the proposed Merger. As required by FASB ASC Topic 805-Business Combinations, we have used the acquisition method of accounting and adjusted the acquired assets and liabilities of CBT to fair value as of the balance sheet date. Under this method, we will record CBT assets and liabilities as of the date of the acquisition at their respective fair values and add them to those of Riverview. We will record in goodwill any difference between the purchase price for CBT and the fair value of the identifiable net assets acquired (including core deposit intangibles). We will not amortize the goodwill that results from the acquisition, if any, but will review it for impairment at least annually. To the extent there is an impairment of the goodwill, we will expense the impairment. We will amortize to expense core deposit and other intangibles with determinable useful lives that we record in conjunction with the merger. Financial statements that Riverview issues after the merger will reflect the results attributable to the acquired operations of CBT beginning on the date of completion of the merger.

The following unaudited pro forma combined financial statements as of September 30, 2017 and December 31, 2016 combine the historical financial statements of Riverview and CBT. The unaudited pro forma combined financial statements give effect to the merger as if the merger occurred on September 30, 2017 with respect to the combined balance sheet, and at the beginning of the applicable period, for the three months ended September 30, 2017 and for the year ended December 31, 2016, with respect to the combined income statement.

Utilizing the exchange ratio of 2.86, CBT common shareholders will own approximately 46% of the voting stock of Riverview after the Merger.

The unaudited pro forma combined financial information is based upon the total number of shares of CBT common stock of 1,445,474 and utilizes the CBT exchange ratio of 2.86 for 100% of common stock, which resulted in 4,133,945 shares of Riverview common stock being issued in the transaction adjusted for CBT common stock paid in cash in lieu of fractional shares.

The pro forma income statement and per share data information does not include anticipated cost savings or revenue enhancements, nor does it include one-time merger and integration expenses which will be expensed against income. Riverview and CBT are currently in the process of assessing the two companies’ personnel, benefits plans, premises, equipment, computer systems and service contracts to determine where the companies may take advantage of redundancies or where it will be beneficial or necessary to convert to one system. Certain decisions arising from these assessments may involve canceling contracts between either company and certain service providers.

The notes to the unaudited pro forma combined financial statements describe the pro forma amounts and adjustments presented below. THIS PRO FORMA DATA IS NOT NECESSARILY INDICATIVE OF THE OPERATING RESULTS THAT RIVERVIEW WOULD HAVE ACHIEVED HAD IT COMPLETED THE MERGER AS OF THE BEGINNING OF THE PERIOD PRESENTED AND SHOULD NOT BE CONSIDERED AS REPRESENTATIVE OF FUTURE OPERATIONS.

SELECTED UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL DATA

(In thousands, except per share data)

	As of or for the Nine Months Ended September 30, 2017	As of or for the Twelve Months Ended December 31, 2016
Combined consolidated statement of income:
Total interest income	$32,331	$39,318
Total interest expense	4,225	4,204

Net interest income	28,106	35,114
Provision for loan losses	2,674	1,135

Net interest income after provision for loan losses	25,432	33,979
Total non-interest income	5,876	8,369
Total non-interest expense	29,182	32,279

Income before income taxes	2,126	10,069
Income tax expense	703	2,643

Net income	1,423	7,426
Dividends on preferred stock	(371)

Net income available to common stockholders	1,052	7,426
Undistributed losses allocated to preferred stockholders	136

Distributed and undistributed earnings allocated to common stockholders	$1,188	$7,426

Net income per share: basic	$0.15	$1.01
Net income per share: diluted	$0.14	$1.01
Selected combined consolidated balance sheet items:
Investment securities available-for-sale	$100,743
Loan, net	942,648
Total assets	1,189,884
Total deposits	1,013,795
Borrowings	50,554
Equity	111,948

PRO FORMA COMBINED CONSOLIDATED BALANCE SHEETS AS OF SEPTEMBER 30, 2017

Unaudited (In thousands, except share and per share data)

	Riverview	CBT	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Cash and due from banks	$8,425	$2,071			$10,496
Interest bearing deposits with other banks	10,741	29,951			40,692
Investment securities available-for-sale	56,874	43,869			100,743
Mortgage loans held for sale	519				519
Loans, net of unearned income	560,187	394,817	$(12,356	)(2)	942,648
Less: allowance for loan losses	5,404	2,779	(2,779	)(3)	5,404

Net loans	554,783	392,038	(9,577)		937,244
Bank premises and equipment, net	12,163	10,180	(4,037	)(4)	18,306
Accrued interest receivable	1,995	894			2,889
Goodwill	5,079	9,760	12,459	(1)	27,298
Other intangible assets	1,099		3,311	(5)	4,410
Other assets	29,701	14,480	3,106	(6)	47,287

Total Assets	$681,379	$503,243	$5,262		$1,189,884

LIABILITIES AND SHAREHOLDERS’ EQUITY LIABILITIES
Deposits:
Noninterest-bearing	$76,214	$70,636			$146,850
Interest-bearing	498,736	367,181	$1,028	(7)	866,945

Total deposits	574,950	437,817	1,028		1,013,795
Short-term borrowings	37,250				37,250
Long-term debt	6,503	9,000	(2,199	)(9)	13,304
Accrued interest payable	213	256			469
Other liabilities	5,084	8,034			13,118

Total Liabilities	624,000	455,107	(1,171)		1,077,936

SHAREHOLDERS’ EQUITY
Preferred stock
Common stock	45,427	15,081	39,488	(1)(8)	99,996
Capital surplus	243				243
Retained earnings	12,848	34,363	(34,363	)(8)	12,848
Accumulated other comprehensive income (loss)	(1,139)	259	(259	)(8)	(1,139)
Less: Treasury stock		1,567	(1,567	)(8)

Total Shareholders’ Equity	57,379	48,136	6,433		111,948

Total Liabilities and Shareholders’ Equity	$681,379	$503,243	$5,262		$1,189,884

Per Share Data:
Common shares outstanding	4,892,143	1,445,474	2,688,471	(1)(8)	9,026,088
Book value per common share	$11.73	$33.30			$12.40
Tangible book value per common share	$10.47	$26.55			$8.89

PRO FORMA COMBINED STATEMENTS OF INCOME FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017

Unaudited (In thousands, except share and per share data)

	Accounting Acquirer Riverview	Accounting Acquiree CBT	Pro Forma Adjustments		Pro Forma Combined
Interest income:
Interest and fees on loans:
Taxable	$14,991	$12,690	$1,670	(2)	$29,351
Tax-exempt	361	243			604
Interest and dividends on investments:
Taxable	1,607	382	(330	)(10)	1,659
Tax exempt	140	337			477
Dividends	3	39			42
Interest on interest-bearing deposits	78	108			186
Interest on federal funds sold	12				12

Total interest income	17,192	13,799	1,340		32,331

Interest expense:
Interest on deposits	2,021	1,790	(318	)(7)	3,493
Interest on short-term borrowings	197	14			211
Interest on long-term debt	228	237	56	(9)	521

Total interest expense	2,446	2,041	(262)		4,225

Net interest income	14,746	11,758	1,602		28,106
Provision for loan losses	1,734	940			2,674

Net interest income after provision for loan losses	13,012	10,818	1,602		25,432

Noninterest income:
Service charges on deposit accounts	899	2,390			3,289
Commissions and fees and fiduciary activities	92	68			160
Wealth management income	631	609			1,240
Mortgage banking income	434	146			580
Bank-owned life insurance income	254	247			501
Net losses on sale of investment securities	106				106

Total noninterest income	2,416	3,460			5,876

Noninterest expense:
Salaries and employee benefits expense	8,521	7,243			15,764
Net occupancy and equipment	1,895	1,598	(77	)(4)	3,416
Amortization of intangible assets	306		471	(5)	777
Net cost (benefit) of operation of other real estate owned	161				161
All other operating expenses	4,488	4,576			9,064

Total noninterest expense	15,371	13,417	394		29,182

Income (loss) before income taxes	57	861	1,208		2,126
Income tax expense (benefit)	44	249	410	(11)	703

Net income (loss)	13	612	798		1,423
Dividends on preferred stock	(371)				(371)

Net income (loss) available to common stockholders	(358)	612	798		1,052
Undistributed losses allocated to preferred stockholders	475		(339)		136

Distributed and undistributed earnings allocated to common stockholders	$117	$612	$459		$1,188

Per share data:
Net income (loss):
Basic	$0.03	$0.42			$0.15
Diluted	$0.03	$0.42			$0.14
Average common shares outstanding:
Basic	4,002,165	1,445,474	2,688,471	(1)	8,136,110
Diluted	4,060,813	1,445,474	2,688,471	(1)	8,194,758

PRO FORMA COMBINED STATEMENTS OF INCOME FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2016

Unaudited (In thousands, except share and per share data)

	Riverview	CBT	Pro Forma Adjustments		Pro Forma Combined
Interest income:
Interest and fees on loans:
Taxable	$17,565	$15,625	$2,227	(2)	$35,417
Tax-exempt	451	307			758
Interest and dividends on investments:
Taxable	1,931	635	(440	)(10)	2,126
Tax exempt	326	547			873
Dividends	8	75			83
Interest on interest-bearing deposits	53	6			59
Interest on federal funds sold	2				2

Total interest income	20,336	17,195	1,787		39,318

Interest expense:
Interest on deposits	1,793	1,974	(424	)(7)	3,343
Interest on short-term borrowings	84	132			216
Interest on long-term debt	295	275	75	(9)	645

Total interest expense	2,172	2,381	(349)		4,204

Net interest income	18,164	14,814	2,136		35,114
Provision for loan losses	453	682			1,135

Net interest income after provision for loan losses	17,711	14,132	2,136		33,979

Noninterest income:
Service charges on deposit accounts	1,278	3,168			4,446
Commissions and fees and fiduciary activities	118	356			474
Wealth management income	825	743			1,568
Mortgage banking income	597	170			767
Bank-owned life insurance income	345	285			630
Net gain on sale of investment securities	484				484

Total noninterest income	3,647	4,722			8,369

Noninterest expense:
Salaries and employee benefits expense	9,261	8,694			17,955
Net occupancy and equipment	2,165	1,914	(102	)(4)	3,977
Amortization of intangible assets	340		628	(5)	968
Net cost of operation of other real estate owned	331	37			368
All other operating expenses	5,232	3,779			9,011

Total noninterest expense	17,329	14,424	526		32,279

Income before income taxes	4,029	4,430	1,610		10,069
Income tax expense	962	1,134	547	(11)	2,643

Net income	$3,067	$3,296	$1,063		$7,426

Per share data:
Net income:
Basic	$0.95	$2.28			$1.01
Diluted	$0.95	$2.28			$1.01
Average common shares outstanding:
Basic	3,219,339	1,445,474	2,688,471	(1)	7,353,284
Diluted	3,241,869	1,445,474	2,688,471	(1)	7,375,814

NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share data)

(1)	The merger will be effected by the issuance of shares of Riverview common stock to CBT’s shareholders. The pro forma information is based upon the total number of shares outstanding of CBT at the completion of the merger of 1,445,474. Pursuant to the terms of the merger agreement, shareholders of CBT received 2.86 shares of Riverview common stock for each share of CBT common stock adjusted for cash paid in lieu of fractional shares.

The final accounting purchase price assigned to record the shares issued in the merger was based on the closing price of Riverview common stock on September 29, 2017 of $13.20.

Goodwill is created when the purchase price consideration exceeds the fair value of the net assets acquired, which for purposes of this analysis is as of September 30, 2017, creating goodwill of $22,219. Riverview will determine the final allocation of the purchase price after we have completed additional analysis to determine the fair values of CBT’s tangible and identifiable intangible assets and liabilities as of the date of merger. Final adjustments may be materially different from the unaudited pro forma adjustments presented herein. Riverview has prepared the pro forma financial information to include the estimated adjustments necessary to record the assets and liabilities of CBT at their respective fair values and represents management’s best estimate based upon the information available at this time.

SUMMARY OF PURCHASE PRICE CALCULATION AND RESULTING GOODWILL AND RECONCILIATION OF PRO FORMA SHARES OUTSTANDING AT SEPTEMBER 30, 2017

Purchase Price Consideration in Common Stock
CBT shares outstanding exchanged	1,445,474
Exchange ratio	2.86

Riverview shares issued	4,134,056
Less: fractional shares issued to CBT shareholders	111

Riverview shares issued to CBT shareholders	4,133,945
Value assigned to Riverview shares	$13.20

Purchase price		$54,568
Purchase price consideration for fractional shares		1

Total Purchase Price		54,569
Net Assets Acquired
CBT shareholders’ equity	$48,136
CBT goodwill	(9,760)

CBT tangible equity	38,376
Impact to Goodwill:
Estimated adjustments to reflect assets acquired at fair value:
Loans
Impaired loan credit mark	(8,089)
Non-impaired loan credit mark	(5,627)
Non-impaired yield adjustment mark, net	1,360
Allowance for loan losses	2,779
Bank premises and equipment, net	(4,037)
Core deposit intangibles	2,906
Asset management customer list intangibles	405
Deferred tax assets	3,106
Estimated adjustments to reflect liabilities acquired at fair value:
Time deposits	(1,028)
Borrowings	2,199

		32,350

Goodwill Resulting from the Merger		$22,219

Reconcilement of Pro Forma Shares Outstanding:
Riverview common shares outstanding		4,892,143
Riverview shares issued to CBT shareholders		4,133,945

Total pro forma shares outstanding		9,026,088
Percentage ownership for Riverview		54%
Percentage ownership for CBT		46%

(2)	CBT’s loan receivable adjustments include: (a) a fair value premium on non-impaired loans of $2,356 to reflect fair value of loans based on current interest rates of similar loans to be recognized over approximately the expected life of the loans using a level yield amortization method based upon the expected life of the loans and is expected to increase pro forma pre-tax interest income by $10 in the first year following consummation of the merger; and (b) loan credit mark-downs on impaired and non-impaired loans of $8,089 and $5,627, respectively, and is expected to increase pro forma pre-tax income by $788 and $1,429, in the first year following consummation of the merger, respectively. The adjustment contains an additional reversal of CBT’s deferred loan fees of $996 in accordance with the acquisition method of accounting for the merger.
(3)	Reversal of CBT’s allowance for loan losses of $2,779 in accordance with the acquisition method of accounting for the merger.
(4)	Adjustment of $4,037 to reflect the decrease in fair value for CBT’s premises and equipment. Pro forma occupancy and equipment expense reflects the reduced depreciation of the fair value adjustment over an estimated life of 40 years. The amortization of the occupancy and equipment expense is expected to decrease pro forma pre-tax noninterest expense by $102 in the first year following consummation.

(5)	A premium adjustment of $2,906 to record a core deposit intangible of acquired CBT’s deposit liabilities to reflect the fair value of and the related amortization using an accelerated method based upon an expected life of 10 years. The amortization of the core deposit intangible is expected to increase pro forma pre-tax noninterest expense by $519 in the first year following consummation. An additional premium adjustment of $405 to record a customer list intangible for CBT’s asset management customers to reflect the fair value of and the related amortization using an accelerated method upon an expected life of 10 years. The amortization of the customer list intangible is expected to increase pro forma pre-tax noninterest expense by $109 in the first year following consummation.
(6)	Adjustment to reflect the net deferred tax at a rate of 34% related to fair value adjustments on the balance sheet and an effective tax rate of 34% for book tax expense. It is noted that a tax benefit was not taken for certain acquisition obligations and costs that were considered to be not tax deductible.
(7)	A fair value premium of $1,028 to reflect the fair value of certain CBT’s interest-bearing time deposit liabilities based on current interest rates for similar instruments. The adjustment will be recognized using an amortization method based upon the estimated maturities of the deposit liabilities. The adjustment is expected to decrease pro forma pre-tax interest expense by $424 in the first year following consummation of the merger.
(8)	Adjustment to reflect the issuance of shares of Riverview no par common stock in connection with the merger and the adjustments to shareholders’ equity for the reclassification of CBT’s historical equity accounts (common stock, accumulated other comprehensive income, cost of treasury stock, and retained earnings) into common stock and adjustment for goodwill created in the transaction.
(9)	Balance sheet adjustment of $2,199 to reflect the fair value of long term debt based on market interest rates for similar instruments. The income statement adjustments include prospective level-yield amortization and will result in an increase to pro forma pre-tax interest expense of $75 in the first year following consummation of the merger.
(10)	Securities available-for-sale were recorded at fair value at September 30, 2017, therefore no balance sheet adjustment is necessary. Income statement adjustment includes prospective reclassification of existing available-for-sale securities fair value adjustment to an amortizing premium which will be amortized into income based on the expected life. The investment adjustment is expected to decrease pro forma pre-tax income by $440 in the first year following consummation of the merger.
(11)	Tax adjustments are calculated at Riverview statutory tax rate of 34%.